SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 29, 2003
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 12.  Disclosure of Results of Operations and Financial Condition.

         On July 29, 2003, Unocal Corporation issued a news release announcing the Company's earnings for the second quarter and six months ended June 30, 2003. A copy of the news release is furnished with this report as Exhibit 99.1. The information in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

         The news release includes information regarding adjusted after-tax earnings, which is defined as net earnings excluding special items, earnings from discontinued operations and cumulative effects of accounting changes. Special items represent certain significant matters which positively or negatively impact net earnings that management determines to be not representative of the Company's ongoing operations. Examples of such events which have generally been excluded in determining adjusted after-tax earnings include: gain/loss from major asset sales; environmental remediation costs primarily related to inactive, closed or previously owned company facilities and third party sites; costs or settlements associated with major restructuring plans; litigation settlement costs primarily associated with former company operations or closed/inactive facilities; significant asset impairments due to changes in commodity prices; material damage to company facilities or operations due to fire, explosion, earthquakes, storms or other `acts of god' not covered by insurance; certain costs associated with major acquisitions including litigation and significant trading derivatives; insurance recoveries associated with former company operations or for costs incurred in prior years. Adjusted after-tax earnings is a non-GAAP measure and is used because the Company's management believes it to be useful to investors and analysts as it facilitates a focus on the Company's ongoing operations. The measure also allows for convenient comparisons to the Company's prior reporting periods, as well as the results of ongoing operations of other companies in the exploration and production industry that utilize the successful efforts method of accounting. Adjusted after-tax earnings is not a substitute for net income determined in accordance with GAAP as a measure of profitability, because the special items excluded from adjusted after-tax earnings do in fact positively or negatively impact net earnings. Other companies may define special items differently; hence, we cannot assure that adjusted after-tax earnings are comparable with similarly titled amounts reported by other companies.

         The news release also includes information regarding EBITDAX, which is a measure defined as net earnings before interest, taxes, depreciation, depletion and amortization, asset impairments, exploration expenses, dry hole costs, special items, earnings from discontinued operations and cumulative effects of accounting changes. The Company's management believes this measure is helpful to investors and analysts because it facilitates a comparison with companies in the exploration and production industry that utilize the full cost method of accounting.

         Exhibit 99.2 is provided to analysts that cover the Company's stock, as additional information, for reference during the Company's earnings conference call. The exhibit summarizes the significant variances in adjusted after-tax earnings by business segment between the second and first quarters of 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  July 29, 2003                              By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller